SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C. 20549

                             FORM 8-K

                          CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act


                        DECEMBER 12, 2005
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                (Date of Earliest Event Reported)


                  AMERICAN STELLAR ENERGY, INC.
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      (Exact Name of Registrant as Specified in its Charter)

          Nevada                    000-27715               88-0441332
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(State or other jurisdiction  (Commission File Number) (IRS Employer I.D. No.)
   of incorporation)

            2162 Acorn Court, Wheaton, Illinois  60187
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             (Address of Principal Executive Offices)

                         (630) 462 - 2079
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                 (Registrant's Telephone Number)



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of (IRS Employer I.D. No.) the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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         SECTION 1 - REGISTRANT'S BUSINESS AND OPERATIONS

Item 1.01   Entry into a Material Definitive Agreement

As part of our current business objective to acquire and develop mining properties and our ongoing joint venture with Paramount Gold Mining Corp. ("Paramount") for the acquisition, exploration, development and operation of various mining concessions in Chihuahua, Mexico, on December 12, 2005, we entered into a Joint Purchase Agreement with Paramount to acquire certain assets and rights obtained by Drilling Consultants, Inc. ("DCI") to 4 mining claims located in Guazapares, Chihuahua, Mexico. These four concessions are known as the La Blanca property and total 140 hectares. They are located adjacent to our San Miguel properties. The total purchase price of the claims is $4,300,000 which will be paid in accordance with a specific purchase price schedule agreed upon by Paramount and DCI. Under our agreement with Paramount, American Stellar has the right to earn a 10% interest and up to a 30% interest in the La Blanca property under certain conditions:

..     After Paramount has made property payments for one year (totaling
      $1,010,000), we will pay 20% of all additional payments (totaling $3,290,000) due under a specific schedule to earn a 20% interest in the assets and rights in the four mining concessions;

..     Our payments will begin on January 30, 2007 and will continue through
      January 10, 2010 at which time we will have paid $658,000 for our interest;

..     If at any time we fail to make our 20% share of any payment on the payment schedule, our percentage will reduce proportionately;

..     Once payment has been made in full under the schedule, we will have earned our 20% interest (or proportionately reduced interest) and we will also shall have earned an additional 10% regardless of what was paid by us through the payment period.

The La Blanca property is the subject of a separate agreement between DCI and Paramount dated November 30, 2005. Under the agreement, Paramount agreed to purchase the property for $4,300,000, pay the costs of maintaining the concessions in good standing regarding taxes and assessment work, and not encumber the property until the full price is paid. DCI agreed to provide Paramount with access to the mines, a due diligence period, all data regarding the mines in its possession including data that supports a certain drill-indicated block of approximately 6 million tons of ore averaging 4.7 ounces per ton silver and 0.013 ounces per ton gold, and evidence of clear title. DCI must also confirm that there is no royalty payable to any party. The agreement also outlines the purchase price schedule which is made a part of our agreement with Paramount.

The description of the transaction is qualified in its entirety by reference to the Joint Purchase Agreement filed as Exhibit 10.1 to this Report.

On January 3, 2006, American Stellar Energy issued a press release to report entry into this agreement. A copy of the press release is attached as Exhibit
99.1 to this current report on Form 8-K.

          SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01   Exhibits and Financial Statements.

(c) Exhibits

Exhibit No.         Description
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  10.1            Joint Purchase Agreement, executed and agreed to on
                  December 12, 2005

  99.1            Press Release

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

January 4, 2006               AMERICAN STELLAR ENERGY, INC.


                         By: /s/ Francis R. Biscan, Jr.
                                 ____________________________________
                              Francis R. Biscan Jr.
                              Chief Executive Officer